Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2010
•
Astrotech Space Operations (“ASO”), the Company’s core business, supported three missions which launched in the fourth quarter 2010, notably RSC-Energia’s Mini Research Module 1 (“MRM-1”) which launched on STS-132 and the Air Force’s X-37B OTV

•	Positive GAAP earnings for the second consecutive fiscal year

•	GAAP cash flow of $3.4 million the year ended June 30, 2010 resulting in $8.1 million in cash and cash equivalents at June 30, 2010

•	EBITDA of $3.3 million for the year ended June 30, 2010
Austin, Texas, August 30, 2010 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial space services, today announced financial results for its fourth quarter and fiscal year ended June 30, 2010.
“Astrotech has completed another strong year, supporting our customers on twelve missions at our facilities near Cape Canaveral and on Vandenberg Air Force Base,” said Thomas B. Pickens III, Chairman and CEO of Astrotech. “Additionally, we progressed steadily in the development of 1st Detect’s Miniature Chemical Detector, while furthering our experience processing experiments in space utilizing the Astrogenetix Microgravity Processing Platform (“AMPP”). I am pleased that the Company begins fiscal year 2011 in solid financial position, with more than $8 million in cash on hand.”
Fourth Quarter Results
The Company posted a fourth quarter fiscal year 2010 net loss of $1.6 million, or $(0.10) per diluted share on revenue of $5.5 million compared with a fourth quarter fiscal year 2009 net income of $2.6 million, or $0.15 per diluted share on revenue of $10.4 million.
Fiscal Year Results
Astrotech’s net income for the fiscal year ended June 30, 2010 was $0.3 million, or $0.01 per diluted share on revenue of $28.0 million compared to net income of $4.7 million, or $0.28 per diluted share on revenue of $32.0 million for the prior fiscal year.
Update of Ongoing Operations
The Company’s 18-month rolling backlog, which includes contractual backlog and scheduled but uncommitted missions, was $24.9 million at June 30, 2010. The majority of the backlog is for ASO pre-launch satellite processing services, which include hardware launch preparation; advanced planning; use of unique satellite preparation facilities; and spacecraft checkout, encapsulation, fueling, transport, and command and control through launch.

In addition to providing support for missions in process at our facilities in Florida and California, ASO supported three successful launches during the fourth quarter. Most notably was the Air Force’s X-37B Orbital Test Vehicle and RSC-Energia’s MRM-1, a research and service module for the International Space Station, which launched on board Space Shuttle Atlantis on STS-132.
The Company continues development of 1st Detect’s Miniature Chemical Detector; a highly accurate, lightweight, battery-powered, durable and inexpensive chemical detector based on mass spectrometry. Additionally, Astrogenetix is in the process of developing products from microgravity discoveries with a focus on vaccines for Salmonella and Methicillin-resistant Staphylococcus aureus (MRSA). Astrogenetix completed its tenth microgravity research mission on NASA’s STS-132 in the fourth quarter of fiscal 2010.
Financial Position and Liquidity
Working capital was $2.6 million as of June 30, 2010, which included $8.1 million in cash and $5.7 million of accounts receivable. Of the $8.1 million in cash at June 30, 2010, $0.5 million was obligated to funding the development of the Miniature Chemical Detector. Included in current liabilities are the Company’s $5.1 million of senior convertible notes and $3.4 million term loan, which have scheduled maturity in the next twelve months.
About Astrotech Corporation
Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our Astrotech Space Operations (ASO) business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature chemical detector, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512.485.9520
shaywood@astrotechcorp.com
Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months		Twelve Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenue	$5,490	$10,377	$27,979	$31,985
Costs of revenue	3,896	4,130	12,858	15,723

Gross profit	1,594	6,247	15,121	16,262

Operating expenses:
Selling, general and administrative	2,655	3,240	12,170	9,760
Research and development	679	694	2,798	2,330

Total operating expenses	3,334	3,934	14,968	12,090

Income (loss) from operations	(1,740)	2,313	153	4,172
Gain on notes repurchased	—	—	—	665
Interest and other expense, net	(93)	(293)	(459)	(622)

Income (loss) before income taxes	(1,833)	2,020	(306)	4,215

Income tax expense	—	603	(22)	510

Net income (loss)	(1,833)	2,623	(328)	4,725

Less: Net loss attributable to noncontrolling interest*	(262)	—	(588)	—
Net income (loss) attributable to Astrotech Corp	$(1,571)	$2,623	$260	$4,725

Net income (loss) per share, basic	$(0.09)	$0.16	$0.02	$0.29
Net income (loss) per share, diluted	$(0.10)	$0.15	$0.01	$0.28
*Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the June 30, 2010 10-K filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30,
	2010	2009
Assets
Cash and cash equivalents	$8,085	$4,730
Accounts receivable, net	5,676	12,279
Short-term note receivable, net	675	—
Prepaid expenses and other current assets	528	591

Total current assets	14,964	17,600

Property, plant, and equipment, net	39,920	40,226
Other assets, net	19	1,093

Total assets	$54,903	$58,919

Liabilities and Stockholders’ Equity
Current liabilities	$12,341	9,182
Long-term liabilities	350	9,189
Stockholders’ equity	42,212	40,548

Total liabilities and stockholders’ equity	$54,903	$58,919

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
(In thousands)
Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months		Twelve Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
EBITDA	$(981)	$2,922	$3,266	$6,719

Depreciation & amortization	534	522	2,135	2,209
Interest and other expense, net	93	293	459	622
Equity compensation	225	87	978	338
Gain on notes repurchased	—	—	—	(665)
Income tax expense (benefit)	—	(603)	22	(510)

Net income (loss)	(1,833)	2,623	(328)	4,725

Net loss attributable to noncontrolling interest	(262)	—	(588)	—

Net income (loss) attributable to Astrotech Corp.	$(1,571)	$2,623	$260	$4,725

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.
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